                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-75299


                      ML JWH STRATEGIC ALLOCATION FUND L.P.

                 SUPPLEMENT DATED FEBRUARY 4, 2000 TO PROSPECTUS
                                DATED MAY 4, 1999


          In accordance with the rules of the Commodity Futures Trading Commission (the "CFTC"), this Supplement updates certain information contained in the Prospectus dated May 4, 1999 (the "Prospectus") of ML JWH Strategic Allocation Fund L.P. (the "Fund"). All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

          Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

          This Supplement contains certain updated information relating to the Fund, including:
               (1) an updated version of the performance record of the Fund set forth on page 15 of the Prospectus;
               (2) a description of the upcoming termination of the exclusivity arrangement between Merrill Lynch Investment Partners Inc. ("MLIP") and John W. Henry & Company, Inc. ("JWH-REGISTERED TRADEMARK-");
               (3) the reduction in the ongoing production credits to financial consultants; and
               (4) the updated performance record of the JWH trading programs set forth on pages 39-44 and 56-64 of the Prospectus and updated information related to the description of JWH set forth on pages 48-51 and 69 of the Prospectus.

          The updated performance records must be read in conjunction with the notes on pages 16 and 51-55 of the Prospectus.

                      * * * * * * * * * * * * * * * * * * *

          All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

                         ------------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
             SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL
              OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                         ------------------------------

   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
        PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE
                ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT

                         ------------------------------

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                  SELLING AGENT

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                 GENERAL PARTNER

PERFORMANCE OF THE FUND

     The following are the monthly rates of return and the month-end Net Asset Value per Share from the inception of the Fund through December 31, 1999.

                      ML JWH STRATEGIC ALLOCATION FUND L.P.
                         JULY 15, 1996-DECEMBER 31, 1999
                    AGGREGATE SUBSCRIPTIONS: $430,989,741.93
                     CURRENT CAPITALIZATION: $360,852,409.21
               WORST MONTHLY DECLINE (MONTH/YEAR): (7.80)% (11/98)
        WORST PEAK-TO-VALLEY DECLINE (MONTH/YEAR): (12.54)% (7/99-12/99)
              NET ASSET VALUE PER SHARE, DECEMBER 31, 1999: $146.40
                 NUMBER OF SHAREHOLDERS, DECEMBER 31, 1999: 9399

----------------------------------------------------------------------------------------------
MONTH                           MONTHLY RATES OF RETURN         MONTH-END NAV PER UNIT
1996
   July (1/2 mo.)                         (1.02)%                       $98.98
   August                                 (0.09)                         98.89
   September                               5.49                         104.32
   October                                10.20                         114.86
   November                                6.62                         122.68
   December                                0.47                         123.16
COMPOUND RATE OF RETURN                   23.16%
(5 1/2 MOS.)
1997
   January                                 3.01%                       $126.87
   February                               (0.03)                        126.83
   March                                   0.07                         126.92
   April                                  (0.46)                        126.34
   May                                    (3.11)                        122.41
   June                                    0.27                         122.74
   July                                    7.11                         131.47
   August                                 (3.31)                        127.12
   September                              (0.66)                        126.28
   October                                 2.58                         129.54
   November                                0.97                         130.80
   December                                3.52                         135.40
COMPOUND ANNUAL RATE OF RETURN             9.94%
1998
   January                                (1.51)%                      $133.35
   February                               (0.66)                        132.47
   March                                   0.77                         133.48
   April                                  (3.38)                        128.97
   May                                     4.04                         134.18
   June                                   (1.54)                        132.11
   July                                   (1.22)                        130.50
   August                                  9.68                         143.13
   September                               7.53                         153.91
   October                                 0.83                         155.19
   November                               (8.11)                        142.61
   December                                8.23                         154.34
COMPOUND ANNUAL RATE OF RETURN            13.99%
1999
   January                                (2.82)%                      $149.98
   February                                2.56                         153.82
   March                                  (1.11)                        152.11
   April                                   4.30                         158.66
   May                                    (0.15)                        158.41
   June                                    3.69                         164.26
   July                                   (2.81)                        159.64
   August                                  0.07                         159.75
   September                              (2.26)                        156.13
   October                                (7.99)                        143.66
   November                                2.25                         146.91
   December                               (0.35)                        146.40
COMPOUND ANNUAL RATE OF RETURN            (5.15)%
----------------------------------------------------------------------------------------------

                              CUMULATIVE STATISTICS

                  CORRELATION COEFFICIENT VS. S&P 500: (0.04) /
                 BETA VS. S&P 500: (0.03) / SHARPE RATIO: 0.46
                    ALL FINANCIAL INFORMATION RELATES TO THE
                  PERFORMANCE OF THE JOINT VENTURE BETWEEN THE
                      FUND AND JWH, NOT OF THE FUND ITSELF.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

          Effective February 29, 2000, MLIP and JWH have agreed to terminate their exclusivity arrangement, as described on page 6 of the Prospectus, whereby MLIP had the exclusive right to market both public and private funds using the JWH Strategic Allocation Program with minimum investment amounts of less than $5 million. The termination of the exclusivity arrangement should have no adverse impact on the Fund or Limited Partners.

          Since January 1, 2000 has passed, the risk factor regarding Year 2000 Issues set forth on page 12 of the Prospectus and the related discussion set forth on pages 22-23 have been updated as follows: "Although the advent of the Year 2000 proved to be uneventful for most computer functions, it is unclear that all the related systemic issues have been resolved. Furthermore, there may be other computer critical dates or events which could result in material disruptions to the computer programs employed by the Fund as well as by its service providers."

          In respect of sales of all Units sold after February 1, 2000, the ongoing production credits to financial consultants, as described on page 73 of the Prospectus, will be reduced from 3% per annum to 2% per annum.

          The following information updates the description of John W. Henry & Company, Inc. ("JWH") set forth on pages 48-51 and 69 of the Prospectus.

JWH PRINCIPALS

          Mr. David I. Ginsberg is a member of the JWH Board of Directors and special advisor to the chairman. Mr. Ginsberg joined JWH in October 1999. He served as the managing director of the Multi-Manager Group at Global Asset Management ("GAM") from its inception in September 1989 until July 1995. This GAM group was, and continues to be, one of the largest multi-advisor groups specializing in hedge funds. Since leaving GAM, Mr. Ginsberg has been a private investor. Mr. Ginsberg received a BA from Kenyon College and an MBA with a concentration in Finance from Boston University.

          Mr. Ginsberg is a member of the board of directors of GAM Diversity, Inc., a global multi-advisor hedge fund with assets in excess of $1 billion that specializes in hedge funds, and a director of the Adelphi Europe Fund, a hedge fund specializing in European equities. He is also vice chairman of the Florida Marlins Baseball Club LLC.

          Mr. John A. Wing is a member of the JWH board of directors. Mr. Wing is also a professor of Law and Finance at the Illinois Institute of Technology
(IIT) and director of its Center for the Study of Law and Financial Markets. Before joining JWH in February 2000 and IIT in July 1998, he was chairman of the board and chief executive officer of ABN-AMRO Incorporated, formerly The Chicago Corporation. Mr. Wing joined The Chicago Corporation as its chief executive officer in 1981 and continued to lead the firm following its merger with ABN-AMRO in January 1997 until his retirement in July 1998.

          Mr. Wing is currently chairman of the board for the Risk Management Committee of the Commercial Club and of Market Liquidity Holding, LLC. He is also a director of AmerUs Life Holdings. In addition, he has served as a director of the Midwest Stock Exchange, The Chicago Board Options Exchange, Securities Industry Association, Futures Industry Association, National Futures Association and Chicago Capital Fund. Mr. Wing has also been a governor of the National Association of Securities Dealers, a member of the New York Stock Exchange Regional Firms Committee, and a member of the Chicago Mercantile Exchange's special panel to review trading rules and practices. Mr. Wing has also served as a trustee of IIT and chairman of the Board of Overseers of its Stuart School of Business. He received a BA in Economics from Union College and an LLB from George Washington University.

          Ms. Wendy B. Goodyear is vice president, investor services of JWH.

          Mr. William G. Kelley is no longer a principal of JWH.

LEGAL CONCERNS

          Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside the managed futures industry. In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations, even if those actions were to be adverse to the interests of JWH and its clients.

JWH PERFORMANCE

          Investors should be aware that commencing in May 1998, JWH increased position size in relation to account equity by 20% for the International Currency and Bond Portfolio.

          Additional Note to JWH GlobalAnalytics-REGISTERED TRADEMARK- 99: In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics-REGISTERED TRADEMARK- Family of Programs methodology. Due to the size of the account, it may have different results than other accounts using the same methodology. As a result, performance for this account is shown separately in the performance tables.

          The following updates and replaces the second and third paragraphs of the section titled "Proprietary Trading" on page 69:

          JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from the Fund's positions, due to testing a new quantitative model or investment program, a neutral allocation system and/or trading pursuant to individual discretionary methods. In addition, Mr. Ginsberg may engage in discretionary trading for his own account pursuant to his own personal trading approach as long as such trading does not amount to a breach of fiduciary duty. Mr. Ginsberg's trades may be the same as or opposite to positions that JWH takes for its clients. Trades for the accounts of JWH, Mr. Henry and Mr. Ginsberg may on occasion receive better fills than client accounts. Records for these accounts will not be made available to the Fund.

          Employees and principals of JWH (other than Messrs. Henry and Ginsberg) are not permitted to trade in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in The JWH Employee Fund L.P., for which JWH is the trading advisor. The records of these accounts will not be made available to the Fund.

          Mr. Wing is chairman of the board of Market Liquidity Holding, LLC ("MLHL"). MLHL acts as the general partner of partnerships or sponsors entities that will trade futures, options on futures, and equity options for hedging and risk management purposes in connection with those entities' equity trading. Mr. Wing is not involved in directing or overseeing such trading. Records of MLHL's accounts will not be made available to the Fund.

          The following information updates the performance records of the JWH programs set forth on pages 39-44 and 56-64 of the Prospectus.

          The updated performance records must be read in conjunction with the notes on pages 51-55 of the Prospectus.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                       JANUARY 1, 1994 - NOVEMBER 30, 1999
               JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982.

------------------------------------------------------------------------------------------------------------------------------------
                    NAME OF PROGRAM:     Financial and        Original             Global            Global               G-7
                                        Metals Portfolio     Investment         Diversified        Financial            Currency
                                                             Program            Portfolio         Portfolio           Portfolio
------------------------------------------------------------------------------------------------------------------------------------
         INCEPTION OF CLIENT ACCOUNT     October 1984       October 1982         June 1988         June 1994         February 1991
                 TRADING IN PROGRAM:
------------------------------------------------------------------------------------------------------------------------------------
            NUMBER OF OPEN ACCOUNTS:          26                 18                  8                 4                   4
------------------------------------------------------------------------------------------------------------------------------------
          ASSETS MANAGED IN PROGRAM:     $786,998,699       $260,820,762       $114,244,697       $75,462,493         $38,561,534
------------------------------------------------------------------------------------------------------------------------------------
              ASSETS MANAGED BY JWH:     $2.0 billion       $2.0 billion       $2.0 billion      $2.0 billion        $2.0 billion
------------------------------------------------------------------------------------------------------------------------------------
         WORST MONTHLY DECLINE ON AN    (10.1)% (2/96)     (16.3)% (10/94)    (15.0)% (10/99)    (19.5)% (11/94)    (12.3)% (11/94)
           INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
        WORST PEAK-TO-VALLEY DECLINE        (30.5)%            (31.0)%            (24.1)%           (48.9)%             (31.4)%
     ON AN INDIVIDUAL ACCOUNT BASIS:      (6/94-1/95)       (7/94-10/94)       (6/95-10/95)       (7/94-1/95)         (10/92-1/95)
------------------------------------------------------------------------------------------------------------------------------------
 1999 COMPOUND ANNUAL RATE OF RETURN        (16.4)%            (8.9)%             (14.8)%            2.2%                20.1%
                        (11 MONTHS):
------------------------------------------------------------------------------------------------------------------------------------
1998 COMPOUND ANNUAL RATE OF RETURN:         7.2%               10.8%              23.5%             9.9%               (4.8)%
------------------------------------------------------------------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE OF RETURN:         15.2%              5.7%               3.3%              4.9%                21.0%
------------------------------------------------------------------------------------------------------------------------------------
1996 COMPOUND ANNUAL RATE OF RETURN:         29.7%              22.6%              26.9%             32.4%               14.5%
------------------------------------------------------------------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE OF RETURN:         38.5%              53.2%              19.6%             86.2%               32.2%
------------------------------------------------------------------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE OF RETURN:        (5.3)%             (5.7)%              10.1%            (37.7)%             (4.9)%
                                                                                                  (7 mos.)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                    NAME OF PROGRAM:  International Foreign      JWH Global-            JWH              International
                                         Exchange Program        Analytics        GlobalAnalytics       Currency and Bond
                                                                 -REGISTERED        -REGISTERED             Portfolio
                                                                  TRADEMARK-         TRADEMARK-
                                                                  Family of             99
                                                                  Programs*
------------------------------------------------------------------------------------------------------------------------------------
         INCEPTION OF CLIENT ACCOUNT       August 1986            June 1997           March 1999           January 1993
                 TRADING IN PROGRAM:
------------------------------------------------------------------------------------------------------------------------------------
            NUMBER OF OPEN ACCOUNTS:            4                     0                   1                     1
------------------------------------------------------------------------------------------------------------------------------------
          ASSETS MANAGED IN PROGRAM:       $78,754,204               $0               $7,257,891           $25,655,608
------------------------------------------------------------------------------------------------------------------------------------
              ASSETS MANAGED BY JWH:       $2.0 billion         $2.0 billion         $2.0 billion          $2.0 billion
------------------------------------------------------------------------------------------------------------------------------------
         WORST MONTHLY DECLINE ON AN      (8.3)% (5/97)         (5.0)% (4/98)       (9.4)% (10/99)        (7.8)% (7/94)
           INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
        WORST PEAK-TO-VALLEY DECLINE   (35.9)% (9/92-1/95)   (5.3)% (4/98-5/98)  (15.1)% (7/99-10/99)  (23.6)% (7/94-1/95)
     ON AN INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
 1999 COMPOUND ANNUAL RATE OF RETURN          (5.2)%                 N/A                (9.1)%                 2.0%
                        (11 MONTHS):                                                   (9 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1998 COMPOUND ANNUAL RATE OF RETURN:          13.9%                (3.6)%                N/A                  16.1%
                                                                  (5 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE OF RETURN:          71.1%                 17.6%                N/A                  17.0%
                                                                  (7 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1996 COMPOUND ANNUAL RATE OF RETURN:           3.7%                  N/A                 N/A                  19.9%
------------------------------------------------------------------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE OF RETURN:          16.9%                  N/A                 N/A                  36.5%
------------------------------------------------------------------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE OF RETURN:          (6.3)%                 N/A                 N/A                  (2.3)%
------------------------------------------------------------------------------------------------------------------------------------

     *THE PERFORMANCE DATA FOR THIS PROGRAM IS ONLY THROUGH MAY 7, 1998. THE PROGRAM CONTINUES TO OPERATE, BUT ONLY AS A PORTION OF THE FUND AND ITS OFFSHORE COUNTERPART, ML JWH STRATEGIC ALLOCATION FUND LTD. FOR PERFORMANCE INFORMATION SUBSEQUENT TO MAY 7, 1998, SEE THE PERFORMANCE OF THE EXCLUSIVE FUND ACCOUNTS ON PAGE 6.

     WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS IS THE WORST MONTHLY RATE OF RETURN DURING ANY MONTH.

     WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST PERCENTAGE LOSS WITHOUT SUCH LOSS BEING EARNED BACK. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JULY AND AUGUST, 1% IN SEPTEMBER AND (2)% IN OCTOBER, THE "PEAK-TO-VALLEY DECLINE" WOULD STILL BE CONTINUING AT THE END OF OCTOBER IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN SEPTEMBER, THE "PEAK-TO-VALLEY DECLINE" WOULD HAVE ENDED AS OF THE END OF AUGUST AT APPROXIMATELY THE (2)% LEVEL.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                  JANUARY 1, 1994 - NOVEMBER 30, 1999 (CONT'D)
                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982.

------------------------------------------------------------------------------------------------------------------------------------
                    NAME OF PROGRAM:  The World Financial    Dollar Program*      Worldwide Bond         Delevered Yen
                                          Perspective                                Program*             Denominated
                                                                                                         Financial and
                                                                                                         Metals Profile
------------------------------------------------------------------------------------------------------------------------------------
         INCEPTION OF CLIENT ACCOUNT      April 1987            July 1996            July 1996           October 1995;
                 TRADING IN PROGRAM:                                                                 ceased trading 12/96
------------------------------------------------------------------------------------------------------------------------------------
            NUMBER OF OPEN ACCOUNTS:           2                    0                    0                     0
------------------------------------------------------------------------------------------------------------------------------------
          ASSETS MANAGED IN PROGRAM:      $26,382,919              $0                   $0                    $0
------------------------------------------------------------------------------------------------------------------------------------
              ASSETS MANAGED BY JWH:     $2.0 billion         $2.0 billion         $2.0 billion          $2.0 billion
------------------------------------------------------------------------------------------------------------------------------------
         WORST MONTHLY DECLINE ON AN    (11.7)% (2/94)        (8.4)% (5/97)        (3.8)% (4/97)         (3.2)% (2/96)
           INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
        WORST PEAK-TO-VALLEY DECLINE  (25.9)% (7/94-1/95)  (11.6)% (5/97-9/97)  (6.2)% (12/96-5/97)   (5.1)% (2/96-8/96)
     ON AN INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
1999 COMPOUND ANNUAL RATE OF RETURN         (2.9)%                 N/A                  N/A                   N/A
                        (11 MONTHS):
------------------------------------------------------------------------------------------------------------------------------------
1998 COMPOUND ANNUAL RATE OF RETURN:         7.2%                (4.9)%               (0.4)%                  N/A
                                                                (5 mos.)             (5 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE OF RETURN:         10.4%                6.8%                 9.5%                   N/A
------------------------------------------------------------------------------------------------------------------------------------
1996 COMPOUND ANNUAL RATE OF RETURN:         40.9%                10.6%                17.8%                 9.4%
                                                                (6 mos.)             (6 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE OF RETURN:         32.2%                 N/A                  N/A                  0.2%
                                                                                                           (3 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE OF RETURN:        (15.2)%                N/A                  N/A                   N/A
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                    NAME OF PROGRAM:        InterRate-TM-              KT Diversified                 JWH II
                                                                           Program              Financial and Metals
                                                                                                     Portfolio
------------------------------------------------------------------------------------------------------------------------------------
         INCEPTION OF CLIENT ACCOUNT        December 1988;              January 1984;              September 1991;
                 TRADING IN PROGRAM:     ceased trading 7/96         ceased trading 2/94         ceased trading 7/95
------------------------------------------------------------------------------------------------------------------------------------
            NUMBER OF OPEN ACCOUNTS:              0                           0                           0
------------------------------------------------------------------------------------------------------------------------------------
          ASSETS MANAGED IN PROGRAM:              $0                          $0                          $0
------------------------------------------------------------------------------------------------------------------------------------
              ASSETS MANAGED BY JWH:         $2.0 billion                $2.0 billion                    $0**
------------------------------------------------------------------------------------------------------------------------------------
         WORST MONTHLY DECLINE ON AN        (3.1)% (11/94)              (19.6)% (8/93)              (4.8)% (7/94)
           INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
        WORST PEAK-TO-VALLEY DECLINE     (19.7)% (9/92-11/93)        (33.9)% (8/93-2/94)         (12.2)% (7/94-12/94)
     ON AN INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
1999 COMPOUND ANNUAL RATE OF RETURN              N/A                         N/A                         N/A
                        (11 MONTHS):
------------------------------------------------------------------------------------------------------------------------------------
1998 COMPOUND ANNUAL RATE OF RETURN:             N/A                         N/A                         N/A
------------------------------------------------------------------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE OF RETURN:             N/A                         N/A                         N/A
------------------------------------------------------------------------------------------------------------------------------------
1996 COMPOUND ANNUAL RATE OF RETURN:            5.79%                        N/A                         N/A
                                               (7 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE OF RETURN:            5.19%                        N/A                        30.3%
                                                                                                       (7 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE OF RETURN:            3.42%                      (14.0)%                      (0.8)%
                                                                          (2 mos.)
------------------------------------------------------------------------------------------------------------------------------------

     *THE PERFORMANCE DATA FOR THIS PROGRAM IS ONLY THROUGH MAY 7, 1998. THE PROGRAM CONTINUES TO OPERATE, BUT ONLY AS A PORTION OF THE FUND AND ITS OFFSHORE COUNTERPART, ML JWH STRATEGIC ALLOCATION FUND LTD. FOR PERFORMANCE INFORMATION SUBSEQUENT TO MAY 7, 1998, SEE THE PERFORMANCE OF THE EXCLUSIVE FUND ACCOUNTS ON PAGE 6.

     **REFLECTS ASSETS MANAGED BY JWHII, AN AFFILIATE OF JWH, WHICH HAS CEASED OPERATIONS.

     WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS IS THE WORST MONTHLY RATE OF RETURN DURING ANY MONTH.

     WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST PERCENTAGE LOSS WITHOUT SUCH LOSS BEING EARNED BACK. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JULY AND AUGUST, 1% IN SEPTEMBER AND (2)% IN OCTOBER, THE "PEAK-TO-VALLEY DECLINE" WOULD STILL BE CONTINUING AT THE END OF OCTOBER IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN SEPTEMBER, THE "PEAK-TO-VALLEY DECLINE" WOULD HAVE ENDED AS OF THE END OF AUGUST AT APPROXIMATELY THE (2)% LEVEL.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                             EXCLUSIVE FUND ACCOUNTS
                         MAY 8, 1998 - NOVEMBER 30, 1999
                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982.

------------------------------------------------------------------------------------------------------------------------------------
                    NAME OF PROGRAM:       Financial and         Original           Global         International         Global
                                          Metals Portfolio      Investment        Diversified         Foreign           Financial
                                             Exclusive            Program          Portfolio      Exchange Program      Portfolio
                                                                 Exclusive         Exclusive          Exclusive         Exclusive
------------------------------------------------------------------------------------------------------------------------------------
         INCEPTION OF CLIENT ACCOUNT          May 1998           May 1998           May 1998         April 1999         May 1998
                 TRADING IN PROGRAM:
------------------------------------------------------------------------------------------------------------------------------------
            NUMBER OF OPEN ACCOUNTS:             2                   2                 2                  2                2
------------------------------------------------------------------------------------------------------------------------------------
          ASSETS MANAGED IN PROGRAM:        $62,704,925        $104,402,523       $49,097,023        $27,105,088      $84,280,881
------------------------------------------------------------------------------------------------------------------------------------
              ASSETS MANAGED BY JWH:        $2.0 billion       $2.0 billion       $2.0 billion      $2.0 billion      $2.0 billion
------------------------------------------------------------------------------------------------------------------------------------
         WORST MONTHLY DECLINE ON AN       (8.7)% (10/99)     (12.0)% (11/98)   (14.0)% (10/99)    (6.3)% (10/99)    (8.8)% (10/99)
           INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
        WORST PEAK-TO-VALLEY DECLINE          (21.6)%             (13.9)%           (19.5)%            (10.8)%           (11.6)%
     ON AN INDIVIDUAL ACCOUNT BASIS:       (7/99-11/99)        (7/99-10/99)      (8/99-11/99)       (4/99-10/99)      (7/99-10/99)
------------------------------------------------------------------------------------------------------------------------------------
 1999 COMPOUND ANNUAL RATE OF RETURN          (15.4)%             (4.2)%             (9.7)%            (6.4)%             4.0%
                        (11 MONTHS):                                                                  (8 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1998 COMPOUND ANNUAL RATE OF RETURN:           33.5%               20.2%             39.7%               N/A             18.4%
                                              (8 mos.)           (8 mos.)           (8 mos.)                            (8 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE OF RETURN:            N/A                 N/A               N/A                N/A              N/A
------------------------------------------------------------------------------------------------------------------------------------
1996 COMPOUND ANNUAL RATE OF RETURN:            N/A                 N/A               N/A                N/A              N/A
------------------------------------------------------------------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE OF RETURN:            N/A                 N/A               N/A                N/A              N/A
------------------------------------------------------------------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE OF RETURN:            N/A                 N/A               N/A                N/A              N/A
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                    NAME OF PROGRAM:    G-7 Currency Portfolio     Worldwide Bond         JWH Global-             Dollar Program
                                               Exclusive          Program Exclusive   Analytics-REGISTERED         Exclusive
                                                                                      TRADEMARK-  Family of
                                                                                       Programs Exclusive
------------------------------------------------------------------------------------------------------------------------------------
         INCEPTION OF CLIENT ACCOUNT           May 1998               May 1998              May 1998                  May 1998
                 TRADING IN PROGRAM:
------------------------------------------------------------------------------------------------------------------------------------
            NUMBER OF OPEN ACCOUNTS:               2                      2                    2                         2
------------------------------------------------------------------------------------------------------------------------------------
          ASSETS MANAGED IN PROGRAM:          $61,948,064            $28,204,447          $95,403,679               $30,633,452
------------------------------------------------------------------------------------------------------------------------------------
              ASSETS MANAGED BY JWH:         $2.0 billion           $2.0 billion          $2.0 billion              $2.0 billion
------------------------------------------------------------------------------------------------------------------------------------
         WORST MONTHLY DECLINE ON AN        (8.6)% (11/98)         (7.0)% (10/98)        (9.2)% (10/99)            (7.2)% (11/98)
           INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
        WORST PEAK-TO-VALLEY DECLINE     (11.9)% (11/98-1/99)    (8.2)% (8/99-11/99)  (13.5)% (7/99-10/99)      (7.7)% (11/98-1/99)
     ON AN INDIVIDUAL ACCOUNT BASIS:
------------------------------------------------------------------------------------------------------------------------------------
 1999 COMPOUND ANNUAL RATE OF RETURN             18.9%                 (6.2)%                (3.3)%                    10.7%
                        (11 MONTHS):
------------------------------------------------------------------------------------------------------------------------------------
1998 COMPOUND ANNUAL RATE OF RETURN:             0.7%                   25.9%                25.5%                      2.7%
                                               (8 mos.)               (8 mos.)              (8 mos.)                  (8 mos.)
------------------------------------------------------------------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE OF RETURN:              N/A                    N/A                  N/A                       N/A
------------------------------------------------------------------------------------------------------------------------------------
1996 COMPOUND ANNUAL RATE OF RETURN:              N/A                    N/A                  N/A                       N/A
------------------------------------------------------------------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE OF RETURN:              N/A                    N/A                  N/A                       N/A
------------------------------------------------------------------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE OF RETURN:              N/A                    N/A                  N/A                       N/A
------------------------------------------------------------------------------------------------------------------------------------

     THE ABOVE PERFORMANCE REPRESENTS THE COMBINED PERFORMANCE OF THE FUND AND ITS OFFSHORE COUNTERPART, ML JWH STRATEGIC ALLOCATION FUND LTD., SINCE MAY 8, 1998.

     WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS IS THE WORST MONTHLY RATE OF RETURN DURING ANY MONTH.

     WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST PERCENTAGE LOSS WITHOUT SUCH LOSS BEING EARNED BACK. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JULY AND AUGUST, 1% IN SEPTEMBER AND (2)% IN OCTOBER, THE "PEAK-TO-VALLEY DECLINE" WOULD STILL BE CONTINUING AT THE END OF OCTOBER IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN SEPTEMBER, THE "PEAK-TO-VALLEY DECLINE" WOULD HAVE ENDED AS OF THE END OF AUGUST AT APPROXIMATELY THE (2)% LEVEL.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    THE JWH PROGRAMS MONTHLY RATES OF RETURN

                                                                                                                         JWH
                                                                                                                        GLOBAL-
                                          INTERNATIONAL                                     INTERNATIONAL             ANALYTICS
                     FINANCIAL  ORIGINAL     FOREIGN     THE WORLD     GLOBAL        G-7      CURRENCY      GLOBAL   -REGISTERED
                    AND METALS INVESTMENT   EXCHANGE     FINANCIAL   DIVERSIFIED  CURRENCY    AND BOND     FINANCIAL  TRADEMARK-
                     PORTFOLIO   PROGRAM     PROGRAM    PERSPECTIVE   PORTFOLIO   PORTFOLIO   PORTFOLIO    PORTFOLIO     99
                     ---------   -------     -------    -----------   ---------   ---------   ---------    ---------     --
1999
    January            (4.8)%     (3.9)%      (3.0)%        1.2%        (7.0)%      (2.2)%      (1.8)%       (1.4)%
    February            0.9        5.1         0.7         (0.2)         3.0         3.3        (1.4)         2.8
    March              (2.6)      (2.2)        2.9          4.8         (1.6)        5.9         2.2         (2.3)     (4.7)
    April               1.6        6.0         1.4          3.4          7.6         5.0         1.5          6.9       2.9
    May                 5.9       (2.8)       (3.2)        (7.4)        (1.0)       (1.4)        1.4         (0.2)      2.3
    June                6.1        2.1        (0.6)         7.1          5.0        (0.3)        3.2          6.2       2.9
    July               (2.3)      (2.3)       (6.6)        (4.7)         1.1        (5.6)       (2.2)        (4.9)     (3.2)
    August             (3.1)       0.6         2.1         (2.3)        (3.2)        4.2        (1.4)         3.1      (1.5)
    September          (7.0)      (3.8)        3.4          2.0         (3.0)        1.4         0.2         (1.7)     (1.7)
    October            (8.1)     (11.4)       (6.6)        (7.4)       (13.0)       (0.1)       (1.8)        (8.7)     (9.4)
    November           (3.2)       4.6         5.0          1.8         (2.0)        9.1         2.2          3.4       3.7
    December
        COMPOUND
        ANNUAL ROR
        (11 MONTHS)   (16.4)%     (8.9)%      (5.2)%       (2.9)%      (14.8)%      20.1%        2.0%         2.2%     (9.1)%

1998
    January            (3.5)%     (1.3)%      (1.6)%        1.8%        (3.2)%      (4.1)%       1.0%        (1.5)%
    February           (4.0)       2.2        (6.0)         2.5          3.8        (2.6)       (2.3)        (0.1)
    March              (1.6)      (4.1)        2.9          1.6         (1.4)        4.7         1.3          2.0
    April              (7.9)      (0.5)       (3.4)        (3.1)        (3.2)       (1.9)       (4.0)        (3.5)
    May                 3.2        4.4         8.2          1.2          3.1         6.6         5.4          2.0
    June               (4.8)       1.7        19.6         (4.6)        (1.3)       (2.8)       (3.2)        (1.0)
    July               (0.9)      (4.0)        1.8         (4.1)         0.1         0.4         0.4         (3.6)
    August             17.5        4.0         2.2          9.1         19.5        (2.5)        9.4          5.3
    September          15.3        2.7        (6.8)         1.1          9.4         2.0        11.2          4.0
    October            (3.8)       5.2         7.2          3.2         (9.4)        7.4        (2.2)         2.8
    November           (7.5)     (12.8)       (6.1)        (8.6)        (2.5)       (9.1)       (5.2)        (9.5)
    December            8.9       15.4        (1.8)         8.3          9.4        (1.7)        4.8         14.4
        COMPOUND
        ANNUAL ROR      7.2%      10.8%       13.9%         7.2%        23.5%       (4.8)%      16.1%         9.9%

1997
    January             4.4%       3.4%        2.9%         1.1%         1.5%        2.5%        2.2%         2.7%
    February           (2.2)       0.2         9.7          0.2         (0.4)        3.9         1.4         (0.6)
    March              (0.7)       1.6         4.1         (2.3)        (1.0)        0.4         0.0         (0.4)
    April              (2.9)       0.5         5.0         (0.8)        (7.2)        3.1        (1.9)        (0.4)
    May                (8.3)       1.1        (6.9)        (5.2)        (0.8)       (3.3)       (2.9)        (3.7)
    June                4.1       (4.4)        1.5          4.5         (2.1)        5.7         4.9         (2.2)
    July               15.8        2.0         9.5          6.0         11.5         4.1        10.2          5.4
    August             (3.7)      (0.8)        7.0         (6.4)        (7.8)       (3.5)       (6.1)        (1.4)
    September           2.2       (6.0)        2.4          1.1         (0.2)       (1.2)        2.8         (2.1)
    October             2.0        3.6         5.1         (1.3)         4.5         1.2         2.7          4.2
    November            2.5        0.0         6.5          8.4         (0.5)        6.0         2.0         (1.5)
    December            2.9        4.9         9.2          5.9          7.3         0.9         1.3          5.3
        COMPOUND
        ANNUAL ROR     15.2%       5.7%       71.1%        10.4%         3.3%       21.0%       17.0%         4.9%



---------------

"ROR" MEANS "RATE OF RETURN."

                                          INTERNATIONAL                                     INTERNATIONAL
                     FINANCIAL  ORIGINAL     FOREIGN     THE WORLD     GLOBAL        G-7      CURRENCY      GLOBAL
                    AND METALS INVESTMENT   EXCHANGE     FINANCIAL   DIVERSIFIED  CURRENCY    AND BOND     FINANCIAL
                     PORTFOLIO   PROGRAM     PROGRAM    PERSPECTIVE   PORTFOLIO   PORTFOLIO   PORTFOLIO    PORTFOLIO
                     ---------   -------     -------    -----------   ---------   ---------   ---------    ---------
1996
    January             6.0%       5.3%        2.3%         7.4%        (1.3)%       2.9%        3.6%         4.8%
    February           (5.5)      (7.4)       (4.8)        (5.5)        (9.8)       (4.2)       (4.6)        (4.2)
    March               0.7        1.0         2.9          6.7          1.3        (0.4)        1.1          2.4
    April               2.3        3.8         1.0          2.4          7.1         2.2         0.1          1.3
    May                (1.7)      (6.5)        2.0         (2.0)        (9.1)        0.7        (0.3)        (1.5)
    June                2.2        8.0         1.0          2.7          1.7         1.8        (0.8)         1.4
    July               (1.1)      (4.4)       (3.0)        (2.9)         2.2        (2.7)       (2.5)        (3.1)
    August             (0.8)      (2.3)       (8.1)         1.6          4.5        (4.3)       (0.8)         4.3
    September           3.2        8.2         1.2          7.8          7.6         1.6         5.2          8.1
    October            14.3       10.4         6.1          9.3         14.6        10.9        12.2          8.8
    November           10.9        5.2         3.1          9.1          9.1         4.1         7.6          6.3
    December           (2.6)       1.1         0.7         (0.6)        (1.0)        1.8        (1.4)         0.8
        COMPOUND
        ANNUAL ROR     29.7%      22.6%        3.7%        40.9%        26.9%       14.5%       19.9%        32.4%

1995
    January            (3.8)%      2.2%       (6.1)%       (3.7)%       (6.9)%      (3.0)%      (3.7)%       (4.7)%
    February           15.7       17.9         7.2         13.7         13.5         9.6        11.1         25.6
    March              15.3       16.6        22.2         18.3          8.5        21.2        11.2         44.4
    April               6.1        9.1         2.5          3.7          7.3         2.2         3.7          7.0
    May                 1.2       (4.4)       (5.3)        (3.3)         1.2        (4.3)        7.7         (5.1)
    June               (1.7)       1.7        (0.6)        (2.6)        (1.7)       (0.2)       (2.0)        (1.0)
    July               (2.3)       0.0        (5.5)         0.5         (8.9)       (1.8)       (2.8)         1.4
    August              2.1       (3.9)        5.8          1.7         (5.0)        5.3        (0.3)         4.6
    September          (2.1)      (3.9)        0.5         (3.9)        (5.1)        1.8         0.7         (4.9)
    October             0.3        3.3         1.5          3.9         (2.2)        2.0         0.6          4.0
    November            2.6        1.1        (2.8)        (0.1)         5.9        (1.3)        5.1          0.4
    December            1.7        6.8        (0.6)         2.4         14.9        (0.8)        1.5          1.8
        COMPOUND
        ANNUAL ROR     38.5%      53.2%       16.9%        32.2%        19.6%       32.2%       36.5%        86.2%

1994
    January            (2.9)%     (2.9)%       1.0%        (4.6)%       (2.6)%      (1.3)%      (2.2)%        N/A
    February           (0.6)       1.5        (3.0)         0.0         (0.8)       (1.7)        1.5          N/A
    March               7.2        4.4        (0.2)         9.2          4.0         0.9         5.4          N/A
    April               0.9        0.2        (1.7)         0.9          0.9        (1.3)        3.0          N/A
    May                 1.3        5.5        (1.8)         2.4          7.9        (1.0)        4.3          N/A
    June                4.5        6.6         3.2          1.7         10.8         7.9         4.8          9.8%
    July               (6.1)      (7.1)       (2.5)        (8.9)        (2.6)       (3.5)       (6.7)        (7.4)
    August             (4.1)      (4.7)       (0.3)        (3.1)        (6.4)       (0.3)       (3.0)        (8.8)
    September           1.5       (2.8)        2.7         (0.0)         2.1         2.9         0.9         (4.0)
    October             1.7      (14.1)        4.2          0.2         (3.6)        4.1         0.1         (8.3)
    November           (4.4)      10.2        (6.7)        (5.8)         5.6        (7.2)       (4.8)       (17.4)
    December           (3.5)       0.0        (0.8)        (6.8)        (4.1)       (3.6)       (4.7)        (7.7)
        COMPOUND
        ANNUAL ROR     (5.3)%     (5.7)%      (6.3)%      (15.2)%       10.1%       (4.9)%      (2.3)%      (37.7)%
                                                                                                           (7 MOS.)

               --------------------


"ROR" MEANS "RATE OF RETURN."


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                THE JWH PROGRAMS
                             EXCLUSIVE FUND ACCOUNTS
                             MONTHLY RATES OF RETURN

            For an explanation of the Exclusive Fund Accounts, see "Exclusive Fund Accounts" on page 45 of the Prospectus.

                                                                                                           JWH GLOBAL-
                                                                                                           ANALYTICS
                                                         INTERNATIONAL                                    -REGISTERED
                   FINANCIAL     ORIGINAL      GLOBAL       FOREIGN     GLOBAL        G-7      WORLDWIDE   TRADEMARK-
                   AND METALS   INVESTMENT   DIVERSIFIED   EXCHANGE   FINANCIAL     CURRENCY     BOND       FAMILY OF     DOLLAR
                   PORTFOLIO     PROGRAM     PORTFOLIO     PROGRAM    PORTFOLIO    PORTFOLIO    PROGRAM     PROGRAMS      PROGRAM
                   EXCLUSIVE    EXCLUSIVE    EXCLUSIVE    EXCLUSIVE   EXCLUSIVE    EXCLUSIVE   EXCLUSIVE    EXCLUSIVE    EXCLUSIVE
                   ---------   ----------    ---------    ---------   ---------    ---------   ---------    ---------    ---------
 1999
     January           (4.2)%     (2.9)%      (5.3)%                    (0.7)%      (2.0)%      (0.2)%       (1.9)%        (3.0)%
     February           0.9        4.6         3.5                       2.4         3.0        (3.2)         4.0           4.4
     March             (2.0)      (1.6)        0.0                      (2.4)       6.1         (0.3)        (3.9)          0.7
     April              1.6        6.2         7.6         (0.1)         7.5         4.3        (1.3)         3.7           2.4
     May                5.7       (3.1)       (0.8)        (3.6)        (0.6)       (1.4)        2.1          2.6           1.7
     June               6.0        4.0         5.9         (0.1)         7.8        (0.3)        4.0          3.0           1.7
     July              (2.2)      (1.6)        1.3         (6.3)        (4.7)       (5.1)        1.0         (2.6)         (4.3)
     August            (2.9)       1.3        (2.5)         2.1          3.8         4.0        (3.4)        (0.7)          1.9
     September         (6.8)      (4.3)       (2.6)         3.5         (2.1)        1.3        (0.1)        (1.0)          2.8
     October           (8.7)      (9.8)      (13.9)        (6.3)        (8.8)       (0.1)       (1.6)        (9.2)         (1.0)
     November          (3.0)       4.1        (1.5)         4.8          2.9         8.3        (3.2)         3.5           3.2
     December
       COMPOUND
       ANNUAL ROR     (15.4)%     (4.2)%      (9.7)%       (6.4)         4.0%       18.9%       (6.2)%       (3.3)%        10.7%
       (11 MONTHS)                                       (8 MO.)

1998
     January
     February
     March
     April
     May                3.5%       4.8%        5.1%                      2.9%        6.0%        1.6%         6.2%          1.3%
     June              (5.2)       2.5        (0.5)                     (0.3)       (2.5)       (1.7)        (1.9)         (1.2)
     July              (0.3)      (3.5)        1.4                      (3.2)        0.6         0.6          0.6          (0.3)
     August            19.1        5.5        22.1                       6.6        (2.4)       13.7         12.4          (2.4)
     September         17.8        3.7        11.0                       5.0         2.1        11.5          8.2           4.8
     October           (3.4)       4.4        (9.3)                      2.0         8.1        (7.0)        (0.3)          5.6
     November          (8.5)     (11.8)       (3.2)                     (8.6)       (8.5)       (0.3)        (5.6)         (7.0)
     December          10.1       15.2        10.8                      14.2        (1.7)        6.6          4.8           2.5
       COMPOUND
       ANNUAL ROR      33.5%      20.2%       39.7%                     18.4%        0.7%       25.9%        25.5%          2.7%
       (8 MOS.)


--------------
"ROR" MEANS "RATE OF RETURN."


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        ACKNOWLEDGMENT OF RECEIPT OF THE
               SUPPLEMENT DATED FEBRUARY 4, 2000 TO THE PROSPECTUS
           DATED MAY 4, 1999 OF ML JWH STRATEGIC ALLOCATION FUND L.P.


          The undersigned hereby acknowledges that the undersigned has received a copy of the Supplement dated February 4, 2000 to the Prospectus dated May 4, 1999 of ML JWH Strategic Allocation Fund L.P.


INDIVIDUAL SUBSCRIBERS:                  ENTITY SUBSCRIBERS:



----------------------------             ------------------------------------
                                         (Name of Entity)

----------------------------            By: --------------------------------
Signature of Subscriber(s)

                                        Title:
                                               --------------------------------
                                        (Trustee, partner or authorized officer)



Dated:  ____________, 2000



    A SIGNED COPY OF THIS ACKNOWLEDGMENT OF RECEIPT OF THIS FEBRUARY 4, 2000 SUPPLEMENT AND THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
                FROM THE MAY 4, 1999 PROSPECTUS MUST BE RETURNED
                   TO YOUR MERRILL LYNCH FINANCIAL CONSULTANT.